================================================================================







                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 April 28, 1999

                         Commission file number 1-13163
                                   -----------

                         TRICON GLOBAL RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

     North Carolina                                          13-3951308
-------------------------------                        ---------------------
(State or other jurisdiction of                           (IRS Employer
of incorporation or organization)                         Identification No.)


                 1441 Gardiner Lane, Louisville, Kentucky 40213
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (502) 874-8300


        Former name or former address, if changed since last report: N/A











================================================================================

Item 5.   OTHER EVENTS

          On April 28, 1999, TRICON Global Restaurants, Inc. issued a press release with respect to earnings for the first quarter ended March 20, 1999. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS

          (c)  Exhibits

          99   Press   release   dated  April  28,   1999  from  TRICON   Global
               Restaurants, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     TRICON GLOBAL RESTAURANTS, INC.
                                     --------------------------------------
                                            (Registrant)



Date:    April 28, 1999              /s/ Robert L. Carleton
         ------------------          --------------------------------------
                                         Robert L. Carleton
                                         Senior Vice President and Controller
                                         (Principal Accounting Officer)

                                                                      EXHIBIT 99



TRICON ANNOUNCES FIRST QUARTER 1999 RESULTS
OPERATING EARNINGS PER SHARE UP 116 PERCENT TO $0.54 PER SHARE


LOUISVILLE, KY (April 28, 1999) - Tricon Global Restaurants, Inc. (NYSE:YUM) reported first quarter earnings of $106 million, or $0.66 per diluted share, for the quarter ended March 20, 1999. The components were: (1) $0.54 per share in operating earnings which are before facility actions, an increase of 116 percent and (2) $0.12 per share of facility actions net gain, or $34 million pre-tax. Operating earnings contained an actuarial adjustment, based on improved casualty loss trends at the store level, which totaled $0.08 per share. As described in our 1998 Form 10-K and Annual Report, operating earnings also included the benefit of several accounting changes, mostly driven by a change in actuarial methodology, which totaled $0.04 per share. Excluding the benefit of the actuarial adjustment and the accounting changes, operating earnings per share increased 68 percent.


Andrall Pearson, Chairman and CEO said: "Our commitment to drive sustainable growth by focusing on the basics of marketing innovation and operational excellence paid off in the first quarter. In the U.S., for the third consecutive quarter, all three of our companies posted positive same store sales growth. This growth was broad-based, helped by new products, line extensions and base products - evidence of the powerful marketing and product pipeline that we have this year. In the quarter, Pizza Hut launched The Big New Yorker - a 16 inch traditional style pizza for an unbeatable value of $9.99. The explosive success of The Big New Yorker presented some initial service challenges for us, but our system quickly rallied to accommodate the 40 million customers who tried the new product. The fact that The Big New Yorker is the most successful new product launch in Pizza Hut's history is a testament to the aligned, focused operating culture that we now have at Pizza Hut and throughout our company.

Outside of the U.S., we also continued to execute on the basics. In Mexico, same store sales were up over 20 percent driven by core products at both KFC and Pizza Hut. In Asia, we've experienced improved trends such as 20 percent growth in same store sales in Korea as we benefit from an improved economy, and operating profit growth in China. In Canada we leveraged the success of Pizza Hut in the U.S. and launched The Big New Yorker. These successes, plus focus on our core equity markets and streamlining of G&A, helped to drive operating profit up over 30 percent in the quarter."

Mr. Pearson continued: "Driven by the strong growth in same store sales and favorable actuarial adjustments, total store level margins increased 435 basis points to 15.6 percent. Base store level margins contributed 395 basis points, while the benefits of our portfolio actions contributed the balance. The growth in base margins included 125 basis points from actuarial adjustments and 35 basis points from certain accounting changes. It's important to note that most of the actuarial adjustments, which were calculated by our independent actuaries, were due to improved loss trends at the store level for 1998. These benefits reflect the commitment of our RGMs to act like owners, sweat the details and better manage risk. The improved loss trends also reflect the benefits of our investments in safety and security programs. Operating profit before facility actions was up over 45 percent driven by the improved margins. We were able to achieve this growth despite higher-than-expected G&A spending. On the refranchising front, we sold 224 units in the quarter and we now believe that we will be able to refranchise about 1,000 units this year. In the quarter we also paid down over $80 million in debt."

Highlights for the quarter
--------------------------

o Driven by the successful launch of The Big New Yorker, Pizza Hut posted their seventh consecutive quarter of same store sales growth with an increase of 14 percent. With record weekly sales, the highest customer repeat rate ever, and 60 percent of its sales coming from customers who switched to Pizza Hut, The Big New Yorker is the most successful new product that Pizza Hut has ever introduced.

o Taco Bell's same store sales grew by four percent aided by favorable price/mix shifts, the Valentines Day promotion of the popular talking Chihuahua plush toy, and Baja Gorditas, a line extension of Gorditas.

o Same store sales at KFC grew four percent, driven by favorable price/mix shifts. The quarter also featured the successful promotion of Honey Bar-B-Que Wings (HBBQ), a combination of eight pieces of Extra Crispy chicken and six HBBQ wings for $9.99, and the tie in of Popcorn Chicken with the NCAA's "March Madness".

o Outside the U.S., we experienced growth in the Americas including Mexico and Puerto Rico where same store sales were up double digits. In Asia, Korea and Thailand experienced increases in same store sales. Based on our results to date we believe we have regained some momentum in the Far East despite the economic difficulties.

o Franchise and license fees grew 14 percent driven by new unit development, units acquired from Tricon and strong same store sales growth.

Mr. Pearson continued: "Our second quarter has great promise. In early April, Taco Bell launched their Grande Meals which includes ten tacos or bean burritos, a Nachos BellGrande and a Mexican Pizza - all for just $9.99. Grande Meals marks the first time Taco Bell has aggressively gone after the $20 billion "after-five" dinner category with a meal designed for families. We're also extremely excited to be the exclusive, global restaurant partner for Star Wars Episode I, The Phantom Menace. We've created an unprecedented consumer event that unites three of the world's favorite restaurants under one theme for the first time in history. Our summer promotion is designed to encourage millions of customers of all ages to visit all three of our brands to complete their Episode I experience in our restaurants."

Stepping back, we're off to a great start and I believe that we're well positioned to have another powerful year. Our performance will continue to be predicated on an operating strategy designed to drive sustainable growth, a sound financial restructuring plan and ever improving relationships with our franchisees. The strong operating and financial performance, coupled with the benefits of our first quarter actuarial adjustments, should yield operating earnings per share growth for the year of about 30 percent."

Results
-------

Worldwide system sales were up five percent in the quarter as new unit development and same store sales increases were partially offset by store closures. System sales represent the combined sales of company, franchised, licensed and joint venture units. U.S. system sales increased five percent while international system sales increased six percent. Currency translation did not have a material impact on the growth rate of worldwide system sales.

As expected, worldwide company revenues declined six percent in the quarter. Revenues include company sales and franchise fees. The decline was driven by refranchising and store closures, which were partially offset by same store sales growth and new unit development. U.S. revenues declined seven percent while international revenues declined two percent. Franchise and license fees increased 14 percent driven by units acquired from Tricon, new unit development, and strong same store sales growth partially offset by store closures.

Company store margins as a percent of sales increased 435 basis points for the quarter. Base store level margins increased 395 basis points driven by favorable price and mix shifts in excess of cost increases and strong new product growth. The portfolio effect of facility actions contributed approximately 40 basis points to the increase in margins. The 395 basis point increase in base store level margins included a benefit of 125 basis points from favorable actuarial adjustments to our casualty losses at the store level and 35 basis points from several accounting changes previously disclosed in our 1998 Form 10-K. The improvement also included 30 basis points from rebates from suppliers of beverage products related to 1998.

G&A, which includes foreign exchange gains/losses and income/loss from joint ventures, was up seven percent in the quarter. The favorable impact of stores refranchised and closed was more than offset by higher spending on conferences to support our RGM is #1 initiatives, Y2K and other system investments. For the year, we now expect G&A to be flat-to-slightly higher than 1998. This change versus prior expectations is driven by the classification of most of the benefits from the two significant accounting changes into store level margin versus G&A. In our prior forecast, these benefits had been reflected in G&A. The increase in the G&A forecast also reflects higher Y2K spending and higher accruals for performance and stock-based compensation.

Accounting Changes
------------------

As stated in our 1998 Form 10-K, in 1999 our financial results will be impacted by a number of accounting changes. These changes, which we believe are material in the aggregate, fall into three categories:
o    required changes in Generally Accepted Accounting Principles ("GAAP"),
o discretionary methodology changes implemented to more accurately measure certain liabilities and
o policy changes to gain consistency among our U.S. companies driven by our financial and human resource standardization "One Way" projects.
In the first quarter, the aggregate impact of these changes totaled $0.04 in earnings per diluted share.

Effective Tax Rate
------------------

The effective tax rate on operating income for the first quarter was 42.3 percent versus 45.4 percent for the first quarter of 1998. The decrease in rate is due to the favorable shift in the mix of the components of our taxable income and a decline in state taxes.

Financial Summary
-----------------
                                               First Quarter 1999
                                               ------------------
                                         (MMs except per share amounts)

                                                       Q1
                                    ------------------------------------------
                                                                   % Change
                                       1999          1998            B/(W)
                                    ----------    ----------      ------------
 System Sales                       $   4,806     $   4,557              5

 Company Revenues                       1,813         1,922             (6)

 Ongoing operating profit (a)       $     202     $     139             46
 Interest expense                          52            69             24
 Income tax provision                      63            32            (99)
                                    ----------    ----------
 Operating Earnings (a)             $      87     $      38            126
                                    ==========    ==========

 Earnings per diluted share
 components:
 Operating Earnings
   Excluding accounting changes       $  0.50       $  0.25            100
   Accounting changes (b)                0.04          -
                                    ----------    ----------
 Operating Earnings                   $  0.54       $  0.25            116
 Facility Actions Net Gain               0.12          0.10             20
                                    ----------    ----------
 Total                              $    0.66     $    0.35             88
                                    ==========    ==========

(a)  Before facility actions net gain.
(b) Includes both required and discretionary changes which are more fully described in our 1998 Form 10-K.

This  announcement  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These "forward-looking" statements reflect management's expectations and are based upon currently available data; however, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in these statements. Factors that can cause actual results to differ materially include economic and political conditions in the countries and territories where Tricon operates, the impact of such conditions on consumer spending and currency exchange rates, pricing pressures resulting from competitive discounting, new product and concept development by Tricon and other food industry competitors, the success of our refranchising strategy, fluctuations in commodity prices, supplier contracts, and actuarially determined casualty loss estimates. Further information on factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.


Contact:          Lynn A. Tyson
                  Vice President, Investor Relations
                  502-874-8617

                         TRICON Global Restaurants, Inc.
                 Condensed Consolidated Statement Of Operations
             (tabular amounts in millions, except per share amounts)
                                   (unaudited)


                                                  12 Weeks Ended
                                               ---------------------
                                                                           %
                                                                       Change(a)
                                                3/20/99     3/21/98     B/(W)
                                               ---------   ---------  ----------
REVENUES
Company sales                                  $  1,662    $  1,790        (7)
Franchise and license fees                          151         132        14
                                               ---------   ---------
                                                  1,813       1,922        (6)
                                               ---------   ---------
Costs and expenses, net
Company restaurants
  Food and paper                                    528         579         9
  Payroll and employee benefits                     463         538        14
  Occupancy and other operating expenses            412         472        13
                                               ---------   ---------
                                                  1,403       1,589        12
General, administrative and other expenses(b)       208         194        (7)
Facility actions net (gain) loss(c)                 (34)        (29)       18
                                               ---------   ---------
Total costs and expenses, net(b)(d)               1,577       1,754        10
                                               ---------   ---------

Operating Profit                                    236         168        41

Interest expense, net                                52          69        24
                                               ---------   ---------

Income Before Income Taxes                          184          99        86

Income Tax Provision(e)                              78          45       (74)
                                               ---------   ---------

Net Income                                     $    106    $     54        96
                                               =========   =========

Basic EPS Data
--------------
EPS                                            $    .69    $    .36        95
                                               =========   =========
Average Shares Outstanding                          153         152        (1)
                                               =========   =========

Diluted EPS Data
----------------
EPS                                            $    .66    $    .35        88
                                               =========   =========
Average Shares Outstanding                          161         154        (4)
                                               =========   =========


See accompanying notes.

                         TRICON Global Restaurants, Inc.
             Supplemental Schedule of Revenues and Operating Profit
                                  (in millions)
                                   (unaudited)


                                                  12 Weeks Ended
                                               ---------------------
                                                                          %
                                                                      Change (a)
                                               3/20/99      3/21/98      B/(W)
                                               ---------   ---------  ----------
SYSTEM SALES
  United States                                $  3,220    $  3,057         5
  International                                   1,586       1,500         6
                                               ---------   ---------
  Worldwide                                    $  4,806    $  4,557         5
                                               =========   =========
REVENUES
  United States
    Company sales                              $  1,264    $  1,381        (9)
    Franchise and license fees                      102          87        17
                                               ---------   ---------
    Total United States                           1,366       1,468        (7)
                                               ---------   ---------
  International
    Company sales                                   398         409        (3)
    Franchise and license fees                       49          45         9
                                               ---------   ---------
    Total International                             447         454        (2)
                                               ---------   ---------
  Worldwide                                    $  1,813    $  1,922        (6)
                                               =========   =========
RESTAURANT MARGIN(b)
  United States(d)                             $   204     $   150         36
  International                                     55          51          8
                                               ---------   ---------
  Worldwide                                    $   259     $   201         29
                                               =========   =========
RESTAURANT MARGIN AS A
 PERCENT OF COMPANY SALES
  United States                                  16.1%       10.9%      5.2 ppts
  International                                  13.8%       12.5%      1.3 ppts
  Worldwide                                      15.6%       11.2%      4.4 ppts

OPERATING PROFIT
  United States                                $    184    $    126        46
  International                                      55          42        32
                                               ---------   ---------
  Total                                             239         168        42
  Unallocated expenses                              (36)        (28)      (27)
  Foreign exchange loss                              (1)         (1)        -
                                               ---------   ---------
  Ongoing operating profit                          202         139        46
  Facility actions net gain(c)                       34          29        18
                                               ---------   ---------
  Total Operating Profit(b)(d)                 $    236    $    168        41
                                               =========   =========

See accompanying notes.

NOTES TO THE CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND SUPPLEMENTAL SCHEDULE OF REVENUES AND OPERATING PROFIT:
(tabular dollar amounts in millions, except per share amounts)

Certain items have been reclassified in the condensed consolidated financial statements for prior periods to conform with the fiscal 1999 presentation. These reclassifications had no effect on previously reported net income.

(a)  Percentages may not recompute due to rounding.

(b) Included in our 1999 operating results are certain accounting changes required under Generally Accepted Accounting Principles ($0.4 million charge), discretionary methodology changes implemented to more accurately measure certain liabilities ($9.8 million benefit) and policy changes to gain consistency among our operating companies driven by our financial and human resource standardization "One Way" projects ($0.7 million benefit). These changes impacted our results as follows:

      Restaurant margin                                       $     6
      General, administrative and other expenses                    4
                                                              ---------
      Operating profit                                        $    10
                                                              =========
      After-tax impact                                        $     6
                                                              =========
      Per basic share                                         $   .04
                                                              =========
      Per diluted share                                       $   .04
                                                              =========

(c)  Facility actions net gain includes the following:

                                                     12 Weeks Ended
                                                 3/20/99         3/21/98
                                               ------------    ------------
      Refranchising gains                      $     37        $     29
      Store closure costs                            (1)              -
      Impairment charges for stores to
       be closed in the future                       (2)              -
                                               ------------    ------------
                                               $     34        $     29
                                               ============    ============
      After-tax net gain                       $     19        $     16
                                               ============    ============
      Per basic share                          $    .13        $    .11
                                               ============    ============
      Per fully diluted share                  $    .12        $    .10
                                               ============    ============

(d) Restaurant margin and operating profit includes a favorable impact of approximately $21 million ($13 million after-tax or $.08 per diluted share) resulting from favorable self-insurance adjustments as determined by our independent actuary primarily related to 1998. These adjustments reflect improved casualty loss trends across all three of our U.S. operating companies.

(e) The effective tax rates on reported income were 42.3% and 45.3% for the 12 weeks ended March 20, 1999 and March 21, 1998, respectively.

                         TRICON Global Restaurants, Inc.
                        Restaurant Units Activity Summary
                      For the 12 Weeks Ended March 20, 1999
                                   (unaudited)
                                             Joint     Fran-  Li-
                                  Company   Ventures   chised censed      Total
                                 ---------  --------  ------- -------   --------
KFC U.S.
Balance at December 26, 1998(a)   1,633         -      3,414      58      5,105
  New builds and acquisitions        11         -         28      -          39
  Refranchising and licensing         -         -          -      -           -
  Closures and divestitures          (9)        -         (7)     (2)       (18)
                                 ---------  --------  ------- --------  --------
Balance at March 20, 1999         1,635         -      3,435      56      5,126
                                 =========  ========  ======= ========  ========
Pizza Hut U.S.
Balance at December 26, 1998(a)   2,985         -      3,982   1,445      8,412
  New builds and acquisitions         2         -         17      72         91
  Refranchising and licensing      (115)        -        115      -           -
  Closures and divestitures         (44)        -        (27)    (38)      (109)
                                 ---------  --------  ------- --------  --------
Balance at March 20, 1999         2,828         -      4,087   1,479      8,394
                                 =========  ========  ======= ========  ========
Taco Bell U.S.
Balance at December 26, 1998(a)   1,614         -      3,466   1,772      6,852
  New builds and acquisitions         6         -         41      30         77
  Refranchising and licensing       (58)        -         56       2          -
  Closures and divestitures         (17)        -        (10)    (73)      (100)
                                 ---------  --------  ------- --------  --------
Balance at March 20, 1999         1,545         -      3,553   1,731      6,829
                                 =========  ========  ======= ========  ========
Total U.S.
Balance at December 26, 1998(a)   6,232         -     10,862   3,275     20,369
  New builds and acquisitions        19         -         86     102        207
  Refranchising and licensing      (173)        -        171       2          -
  Closures and divestitures         (70)        -        (44)   (113)      (227)
                                 ---------  --------  ------- --------  --------
Balance at March 20, 1999         6,008         -     11,075   3,266     20,349
                                 =========  ========  ======= ========  ========
Total International
Balance at December 26, 1998(a)   2,165     1,120      5,788     321      9,394
  New builds and acquisitions(b)     46         8        103      11        168
  Refranchising and licensing       (48)       (3)        57      (6)         -
  Closures and divestitures(b)      (12)       (5)       (45)     (4)       (66)
                                 ---------  --------  ------- --------  --------
Balance at March 20, 1999         2,151     1,120      5,903     322      9,496
                                 =========  ========  ======= ========  ========
Total
Balance at December 26, 1998      8,397     1,120     16,650   3,596     29,763
  New builds and acquisitions(b)     65         8        189     113        375
  Refranchising and licensing      (221)       (3)       228      (4)         -
  Closures and divestitures(b)      (82)       (5)       (89)   (117)      (293)
                                 ---------  --------  ------- --------  --------
Balance at March 20, 1999         8,159(c)  1,120(c)  16,978   3,588     29,845
                                 =========  ========  ======= ========  ========
% of Total                        27.3%      3.8%      56.9%   12.0%     100.0%

(a) A total of 114 units have been reclassified from U.S. to International to reflect the transfer of management responsibility.
(b) Company new builds and acquisitions and franchise closures and divestitures include stores acquired by the Company from franchisees of 9 units for International.
(c) Includes 81 Company and 4 Joint Venture units approved for closure but not yet closed at March 20, 1999.

                         TRICON Global Restaurants, Inc.
                  Restaurant Units Activity Summary - Restated
                    For the 52 Weeks Ended December 26, 1998
                                   (unaudited)

                                             Joint     Fran-     Li-
                                 Company    Ventures   chised   censed   Total
                                 --------   --------  --------  ------- --------
Originally Reported
  Total International
  Balance at December 27, 1997    2,295      1,090      5,500      241    9,126
    New builds and acquisitions     189         94        567       42      892
    Refranchised                   (131)        (9)        63       77        -
    Closures and divestitures      (188)       (55)      (456)     (39)    (738)
                                 --------   --------  --------  ------- --------
  Balance at December 26, 1998    2,165      1,120      5,674      321    9,280
                                 ========   ========  ========  ======= ========
Total TRICON
  Balance at December 27, 1997   10,117      1,090     15,097    3,408   29,712
    New builds and acquisitions     266         94        909      550    1,819
    Refranchised                 (1,380)        (9)     1,309       80        -
    Closures and divestitures      (606)       (55)      (665)    (442)  (1,768)
                                 --------   --------  --------  ------- --------
  Balance at December 26, 1998    8,397      1,120     16,650    3,596   29,763
                                 ========   ========  ========  ======= ========

Restated
  Total International
  Balance at December 27, 1997    2,295      1,090      5,500      241    9,126
    New builds and acquisitions     148         63        448       36      695
    Refranchised                   (124)        (9)        56       77        -
    Closures and divestitures      (154)       (24)      (330)     (33)    (541)
                                 --------   --------  --------  ------- --------
  Balance at December 26, 1998    2,165      1,120      5,674      321    9,280
                                 ========   ========  ========  ======= ========
Total TRICON
  Balance at December 27, 1997   10,117      1,090     15,097    3,408   29,712
    New builds and acquisitions     225         63        790      544    1,622
    Refranchised                 (1,373)        (9)     1,302       80        -
    Closures and divestitures      (572)       (24)      (539)    (436)  (1,571)
                                 --------   --------  --------  ------- --------
  Balance at December 26, 1998    8,397      1,120     16,650    3,596   29,763
                                 ========   ========  ========  ======= ========

Note:

Subsequent to the reporting of 1998 results, we discovered that the components of the change in our international unit count were incorrectly reported. There is no change to the total units reported at the end of 1998. Restatement of 1998 quarterly activity for comparative purposes will be reflected in our 1999 quarterly Form 10-Qs.


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